Exhibit 11


               General DataComm Industries, Inc. and Subsidiaries
                        Calculation of Earnings per Share
                      (In thousands except per share data)


                                        Three months ended   Six months ended
                                             March 31,             March 31,
                                        1996        1995       1996     1995
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Primary earnings per share:
- --------------------------

 Weighted average number of common
 shares outstanding                     20,676     20,176      20,586  19,176
 Assumed exercise of certain stock
 options                                   -           -          -       -
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                                        20,676     20,176      20,586  19,176
- ------------------------------------------------------------------------------
Net loss                               ($1,656)   ($5,033)    ($4,547)($5,838)
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Loss per share                          ($0.08)    ($0.25)    ($0.22)  ($0.30)
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Fully diluted earnings per share:
- --------------------------------

 Weighted average number of common
 shares outstanding                     20,676     20,176      20,586   19,176
 Assumed exercise of certain stock
 options                                    -         -         -         -
- ------------------------------------------------------------------------------
                                        20,676     20,176      20,586   19,176
- ------------------------------------------------------------------------------
Net loss                               ($1,656)   ($5,033)    ($4,547) ($5,838)
- -------------------------------------------------------------------------------
Loss per share                          ($0.08)    ($0.25)    ($0.22)   ($0.30)
- -------------------------------------------------------------------------------

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